EXHIBIT 10.1

SECOND AMENDMENT TO MASTER LEASE AND

FIRST AMENDMENT TO ACCESS AGREEMENT

THIS SECOND AMENDMENT TO MASTER LEASE and FIRST AMENDMENT TO ACCESS AGREEMENT (this “Amendment”) shall amend (i) that certain Master Lease, dated November 1, 2013 (the “Effective Date”), by and between GLP Capital, L.P. (together with its permitted successors and assigns, “Landlord”) and Penn Tenant, LLC (together with its permitted successors and assigns, “Tenant”), as amended by the First Amendment thereto entered into on March 5, 2014 (as amended, the “Master Lease”), and (ii) that certain Access Agreement, dated the Effective Date, by and between Landlord and Tenant (the “Access Agreement”).  This Amendment is being entered into on this 18th day of April 2014 to be effective as of the Effective Date, as more fully set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Master Lease.

WHEREAS, Landlord and Tenant each desire to amend the Master Lease and the Access Agreement in order to amend or clarify certain provisions relating to the Iowa Casino, as more fully described herein.

NOW, THEREFORE, in consideration of the provisions set forth in the Master Lease and the Access Agreement, each as amended by this Amendment, including, but not limited to, the mutual representations, warranties, covenants and agreements contained therein and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby respectively acknowledged, and subject to the terms and conditions thereof and hereof, the parties, intending to be legally bound, hereby agree that the Master Lease and the Access Agreement shall be amended as follows:

ARTICLE I
AMENDMENT TO THE MASTER LEASE AND THE ACCESS AGREEMENT

1.1          With respect to the Iowa Casino, the parties hereby agree that the term “Leased Improvements” in Section 1.1 of the Master Lease shall include, to the extent constituting “real property” as that term is defined in Treasury Regulation §1.856-3(d), all buildings, structures, Fixtures and other improvements of every kind now or hereafter located on the leased real property covered by the Access Agreement or the barges serving as foundations or points of access connected thereto.

1.2          The parties hereby amend the Access Agreement to clarify that Tenant shall be responsible for the payment of all Impositions relating to the Second Amended and Restated Development Agreement between the City of Sioux City, Iowa and Belle Sioux City L.P., dated January 28, 2013.

1.3          The parties hereby amend Sections 14.6 of the Master Lease to specify that, notwithstanding the calculation set forth in Section 14.6, upon a Leased Property Rent Adjustment Event triggered by the ceasing of gaming operations of the Iowa Casino due to termination, lapse or non-renewal of a Gaming License as contemplated under Section 33.4, (i) the Building Base Rent shall be reduced by $4,228,344, (ii) the Other Land Based Rent shall be reduced by $1,014,060, (iii) the Percentage Rent due under clause (1) of the definition of Percentage Rent shall be reduced by $1,014,060, (iv) the amount set forth in clause (b) of the proviso of clause (1) of the definition of Percentage Rent shall be reduced by $25,310,504 and (v) and the calculation of Percentage Rent due under clause (2) of the definition of Percentage Rent shall not be reduced. The adjustments collectively described in this section 1.3 shall be referred to herein as the “Adjustments”. To the extent the Adjustments are triggered, in the event the current Sioux City gaming operations are closed to the public for a period of time that is less than 180 days and then gaming operations re-open to the public (“Re-Opening”), then (a) all payments from

Tenant to Landlord from the Re-Opening date through any other adjustment event shall be calculated as if the Adjustment was never implemented and (b) Tenant would pay to Landlord within 60 days all payments forgiven in connection with the Adjustment.  In the event that Sioux City subsequently ceases operations after the Re-Opening, the Adjustment will be calculated as set forth in this section 1.3.

ARTICLE II
AUTHORITY TO ENTER INTO AMENDMENT

Each party represents and warrants to the other that: (i) this Amendment and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Amendment, the Master Lease and the Access Agreement, each as amended hereby, within the State(s) where any portion of the Leased Property is located, and (iii) neither this Amendment, the Master Lease, the Access Agreement, each as amended hereby, nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.

ARTICLE III
MISCELLANEOUS

3.1          Costs and Expenses; Fees.  Each party shall be responsible for and bear all of its own expenses incurred in connection with pursuing or consummating this Amendment and the transactions contemplated by this Amendment, including, but not limited to, fees and expenses, legal counsel, accountants, and other facilitators and advisors.

3.2          Choice of Law and Forum Selection Clause.  This Amendment shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive Laws of the State of New York without regard to the conflict of law principles thereof or of any other jurisdiction

3.3          Counterparts; Facsimile Signatures.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

3.4          No Further Modification.  Except as modified hereby, the Master Lease and the Access Agreement remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the undersigned as of the date first above written.

LANDLORD:

GLP CAPITAL, L.P.

By:	/s/ William J. Clifford
William J. Clifford
CFO, Secretary and Treasurer

TENANT:

PENN TENANT, LLC

By:	Penn National Gaming, Inc.,
its managing member

By:	/s/ Robert S. Ippoltio
Robert S. Ippolito
Secretary and Treasurer